UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA		15219-2800
(Address of principal executive offices)		(Zip Code)

(412) 433-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 12, 2012, U. S. Steel announced that it intends, subject to market conditions, to offer, $400 million aggregate principal amount of senior unsecured notes due 2022. The offering will be made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on March 12, 2012, U. S. Steel updated its cost estimate for the Granite City Works particulate matter emissions project, which is described in U. S. Steel’s annual report on Form 10-K for the year ended December 31, 2011. On July 1, 2010, U. S. Steel entered into a Memorandum of Understanding (MOU) with the Illinois Environmental Protection Agency that requires U. S. Steel’s Granite City Works to achieve reductions in emissions of particulate matter. To complete the obligations pursuant to the MOU, U. S. Steel anticipates incurring expenditures of approximately $50 million to install additional emission controls at the basic oxygen furnace.

The amount of the anticipated expenditures described above is a forward-looking statement. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, cautionary statements identifying important factors, but not necessarily all factors, that could cause actual expenditures to differ materially from those set forth in the forward-looking statement have been included in the Form 10-K of U. S. Steel for the year ended December 31, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By /s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated: March 12, 2012